                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-83064, 333-03889, 333-28151, 333-58907, and 333-78523 and Form
S-3 Nos. 333-51625 and 333-86509) pertaining to Targeted Genetics Corporation's 1992 Restated Stock Option Plan, Stock Option Plan for Nonemployee Directors, and 1999 Stock Option Plan, of our report dated March 1, 2000, with respect to the financial statements of Targeted Genetics Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                      Ernst & Young LLP


Seattle, Washington
March 21, 2000

                                                                    EXHIBIT 23.1


                CONSENT OF ERNST & YOUNG, CHARTERED ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-83064, 333-03889, 333-28151, 333-58907, and 333-78523 and Form
S-3 Nos. 333-51625 and 333-86509) pertaining to Targeted Genetics Corporation's 1992 Restated Stock Option Plan, Stock Option Plan for Nonemployee Directors, and 1999 Stock Option Plan, of our report dated February 29, 2000, with respect to the financial statements of Emerald Gene Systems, Ltd. which are included in Targeted Genetics Corporation's Annual Report (Form 10-K) for the 166 day period ended December 31, 1999.


                                                      Ernst & Young
                                                      Chartered Accountants

Hamilton, Bermuda
March 21, 2000